EXHIBIT 10.2

                          Management Services Agreement

                  This Management Services Agreement (this "Agreement") made as of the 14th day of October, 1999, by and between SIMMONDS CAPITAL LIMITED, an Ontario corporation (hereinafter "Provider"), and HYCOMP, INC., a corporation organized under the laws of the Commonwealth of Massachusetts (hereinafter the "Company").

                  WHEREAS, the Company has the need for certain executive, accounting, human resources, information technology and other general management and administrative services relating to its operations, including personnel services, business development and investor relations; and

                  WHEREAS, Provider has agreed to provide such executive, accounting, human resources, information technology and other general management and administrative services to the Company; and

                  WHEREAS, the Company has agreed to reimburse Provider for the cost of such executive, accounting, human resources, information technology and other general management and administrative services as provided in this Agreement.

                  NOW, THEREFORE, for and in consideration of the foregoing and the terms and conditions contained hereinafter, the parties hereto agree as follows:

                  1. Term. The term of this agreement shall be from the date hereof to March 31, 2000; provided, however, that it may be terminated by either party on 45 days prior written notice at any time after the Company has hired a full time Chief Executive Officer.

                  2. Services.

                           2.1  Provider  agrees  to  provide,  and the  Company
agrees to accept, the executive, accounting, human resources, information technology and other general management and administrative services described in Exhibit A attached hereto and as otherwise mutually agreed by Provider and the Company (the "Services").

                           2.2 If not otherwise  agreed,  the  specification  of
particular methods for rendering the Services and the assignment of personnel therefore will be determined by Provider in such manner as in Provider's judgment will best serve the objectives indicated by the Company. Such methods may include, but are not limited to: (a) remote consulting (by telephone, fax, E-mail, video conferencing, etc.); (b) written advice; (c) participation in meetings, seminars and workshops; (d) secondment of employees for specific activities; (e) supply of technical materials, studies and other information;
(f) introduction to persons, firms/companies which may be of interest to the Company; and (g) other means mutually agreement agreed upon from time to time.

                  3. Compensation. In consideration for the Services, the Company shall pay Provider a fee of U.S.$15,000 per month, payable in arrears on the 5th day of each calendar month. The Company shall also reimburse Provider for its reasonable out-of-pocket expenses incurred in connection with the Services, payable within 30 days after Providers' invoice thereof.

                  4. Obligations.

                           4.1  The  Company  agrees  to  fully  cooperate  with
Provider and to supply Provider with any and all information reasonably necessary to enable Provider to perform the Services hereunder, in such form as may be reasonably requested. The Company will give Provider representatives free access to any and all sources of information reasonably necessary to enable Provider to satisfactorily perform the Services.

                           4.2  Provider  agrees  to  fully  cooperate  with the
Company and to supply the Company with any and all information reasonably necessary to enable the Company to meet its legal and tax requirements.

                  5. Liability. Provider shall have no liability to the Company except to the extent of the actual damages (excluding lost profits or special or punitive damages) suffered by the Company as a direct result of the gross negligence or greater culpability of Provider.

                  6. Indemnity. The Company shall indemnify Provider and its officers, directors, employees, independent contractors, agents and representatives, in their capacities as such (each, an "Indemnified Party"), against and hold them harmless from any and all damage, claim, loss, liability and expense (including, without limitation, reasonable attorneys' fees and expenses) incurred or suffered by any Indemnified Party arising out of or relating to the Services, except to the extent that such damage, claim, loss, liability or expense is found in a final non-appealable judgment to have resulted from Provider's gross negligence or willful misconduct.

                  7. Independent Contractor. The relationship between Provider and the Company is that of independent contractor. Neither Provider nor the Company is, or may hold itself out as, an agent for or employee of the other. Neither Provider nor the Company shall have any authority to take, and neither shall take, any action which binds, or purports to bind, the other. Without limiting the foregoing, no employee of Provider may make any claim, demand or application to or for any right or privilege applicable to an officer or employee of the Company, including but not limited to workmen's compensation coverage, unemployment insurance benefits, social security coverage, health plan or insurance benefit, any other insurance benefit or any retirement benefit.

                  8. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be (i) sent by registered or certified mail, return receipt requested, (ii) hand delivered,
(iii) sent by electronic mail, or (iv) sent by prepaid overnight carrier, with a record of receipt, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

                  (1)      if to Provider:

                           Simmonds Capital Limited
                           580 Granite Court
                           Pickering, Ontario L1W 3Z4

                           CANADA
                           Attn: John G. Simmonds

                           with a copy to:

                           Kramer, Levin, Naftalis & Frankel
                           919 Third Avenue
                           New York, NY  10022
                           Attn: Scott S. Rosenblum, Esq.

                  (2)      if to the Company:

                           HyComp, Inc.
                           67 Wall Street, Suite 2411
                           New York, N.Y.  10005
                           Attn: Chief Executive Officer

Each notice or communication shall be deemed to have been given on the date received.

                  9. Miscellaneous Provisions.

                           9.1   This    Agreement    contains    the   complete
understanding of the parties hereto and there are no understandings, representations, or warranties of any kind, express or implied not specifically set forth herein. This Agreement may be amended only by written documents signed by duly authorized representatives of each of the parties hereto.

                           9.2 This Agreement  shall be governed,  construed and
interpreted in accordance with the laws of New York.

                           9.3 This  Agreement  may be executed in any number of
counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

                           9.4  This  Agreement  shall  be for  the  benefit  of
Provider and the Company and shall be binding upon the parties and their respective successors and permitted assigns.

                           9.5 Every  provision of this Agreement is intended to
be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision shall be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of the Agreement.

                  IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

                                    SIMMONDS CAPITAL LIMITED

                                    By: /s/ John G. Simmonds
                                       -----------------------------------
                                    Name:  John G. Simmonds
                                    Title: Chairman, President and Chief
                                           Executive Officer

                                    HYCOMP, INC.


                                    By: /s/ Paul K. Hickey
                                       ----------------------------------
                                    Name:  Paul K. Hickey
                                    Title: Chairman and Chief Executive Officer

                                    EXHIBIT A

The Services to be rendered under this Agreement include, without limitation, the following:

         1. Assistance, advice and support in strategic policy, preparation of regular operating reviews, attendance at board meetings and the provision of operations consultancy and support;

         2. Assistance, advice and support in new and existing services including technical support, quality controls, market research and development;

         3.   Assistance,   advice  and   support  in   business   organization,
              administration and logistics;

         4. Assistance, advice and support in business development, marketing, promotion, advertising and investor relations;

         5. Assistance, advice and support in purchasing, including selection and identification of suppliers;

         6. Assistance, advice and support in human resources and training, including personnel recruitment, training and management as well as advice and assistance in human resource policies and procedures; also to engage and remunerate executive, secretarial, clerical and other non executive staff and make them available to the Company. This may include making available the services of existing executive personnel.

         7. Assistance and advice in financial matters, including access to funds, cooperation with banks, cash management and treasury management;

         8.   Assistance,   advise   and   support  in   accounting,   including
              preparation of business plans, budgets, forecasts, management accounts and project cost accounts;

         9. Assistance, advice and support in risk management and insurance matters;

         10. Assistance, advice and support in information and communication services ("ICS") (i.e. electronic data processing and communication systems), especially selection, installation and support of ICS systems and software;

         11.  Assistance, advice and support in legal and tax matters;

         12. Assistance, advice and support in negotiating agreements with third parties;

         13. Provider may make available to the Company the services of such of Provider's directors or executives for any purposes of the business including taking up appointments as directors, whether executive or non executive, of the Company.